Exhibit 99.1

NEWS RELEASE Atlanta, Georgia Sept. 30, 2010 Contact: Investor Relations Phone: (770) 729-6512 E-mail: investor.relations@ems-t.com www.ems-t.com
EMS Technologies Receives Shareholder Letter
ATLANTA — Sept. 30, 2010 — EMS Technologies, Inc. (NASDAQ: ELMG) today acknowledged that it had received a letter from a shareholder, MMI Investments L.P. (“MMI”), expressing its views regarding potential strategic alternatives for the Company.
EMS’s Chairman, John B. Mowell, stated, “The Board of Directors values open dialogue and input from all our shareholders and we intend to thoughtfully consider the matters raised by MMI. We appreciate MMI’s comments regarding the strength and market position of our businesses and its support for our ongoing operational improvements, and we agree in particular with MMI’s view that EMS is well positioned to benefit from expected future growth in connectivity markets. We also believe that the future success of the Company can be enhanced by potential synergies from each of our businesses. The Board and management team are committed to undertaking actions that will enhance value for all of our shareholders, and we intend to consider MMI’s letter with that principle in mind.”
About EMS Technologies, Inc.
EMS Technologies, Inc. (NASDAQ: ELMG) is a leading provider of wireless connectivity solutions over satellite and terrestrial networks. EMS keeps people and systems connected, wherever they are — on land, at sea, in the air or in space. Serving the aeronautical, asset tracking, security, defense, and mobile computing industries, EMS products and services enable universal mobility, visibility and intelligence. EMS has four operating segments:
•	Aviation supplies a broad array of communications terminals and antennas that enable end-users in aircraft and other mobile platforms to communicate over satellite and air-to-ground links; connectivity products, including aeronautical wi-fi communications and data storage, aeronautical voice and tracking, and satellite-based machine-to-machine mobile communications;

•	Defense & Space supplies highly-engineered subsystems for defense electronics and sophisticated satellite applications — from military communications, radar, surveillance and countermeasures to commercial high-definition television, satellite radio, and live TV for innovative airlines;
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•	Global Tracking supplies global telematics, security, and force-tracking solutions, and is a pioneer in search and rescue technology. These solutions are used around the world to locate, track and communicate with cargo, personnel and fleets, even in the world’s most remote and hostile places; and

•	LXE is a leading provider of rugged mobile computers and wireless data networks for automatic identification and data capture. LXE’s products currently serve mobile information users at over 7,500 sites worldwide, mainly in distribution centers, warehouses and container ports.
Visit www.ems-t.com for more information.
Forward-Looking Statements
Statements contained in this press release regarding the potential of the Company’s various businesses and products are forward-looking statements. Actual results could differ materially from those statements as a result of a wide variety of factors. Such factors include, but are not limited to...
•	economic conditions in the U.S. and abroad and their effect on capital spending in our principal markets;

•	difficulty predicting the timing of receipt of major customer orders, and the effect of customer timing decisions on our results;

•	our successful completion of technological development programs and the effects of technology that may be developed by, and patent rights that may be held or obtained by, competitors;

•	U.S. defense budget pressures on near-term spending priorities;

•	uncertainties inherent in the process of converting contract awards into firm contractual orders in the future;

•	volatility of foreign currency exchange rates relative to the U.S. dollar and their effect on purchasing power by international customers, and on the cost structure of the our operations outside the U.S., as well as the potential for realizing foreign exchange gains and losses associated with assets and liabilities denominated in foreign currencies;

•	successful resolution of technical problems, proposed scope changes, or proposed funding changes that may be encountered on contracts;

•	changes in our consolidated effective income tax rate caused by the extent to which actual taxable earnings in the U.S., Canada and other taxing jurisdictions may vary from expected taxable earnings, changes in tax laws, including the provisions of the U.S. tax law that have not been extended for 2010, such as the research and development credit, and the extent to which deferred tax assets are considered realizable;

•	successful transition of products from development stages to an efficient manufacturing environment;
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•	changes in the rates at which our products are returned for repair or replacement under warranty;

•	customer response to new products and services, and general conditions in our target markets (such as logistics and space-based communications) and whether these responses and conditions develop according to our expectations;

•	the increased potential for asset impairment charges as unfavorable economic or financial market conditions or other developments might affect the estimated fair value of one or more of our business units;

•	the success of certain of our customers in marketing our line of high-speed commercial airline communications products as a complementary offering with their own lines of avionics products;

•	the continued availability of financing for various mobile and high-speed data communications systems;

•	risk that the unsettled conditions in the credit markets may make it more difficult for some customers to obtain financing and adversely affect their ability to pay, which in turn could have an adverse impact on our business, operating results and financial condition;

•	development of successful working relationships with local business and government personnel in connection with distribution and manufacture of products in foreign countries;

•	the demand growth for various mobile and high-speed data communications services;

•	our ability to attract and retain qualified senior management and other personnel, particularly those with key technical skills;

•	our ability to effectively integrate our acquired businesses, products or technologies into our existing businesses and products, and the risk that any such acquired businesses, products or technologies do not perform as expected, are subject to undisclosed or unanticipated liabilities, or are otherwise dilutive to our earnings;

•	the potential effects, on cash and results of discontinued operations, of final resolution of potential liabilities under warranties and representations that we made, and obligations assumed by purchasers, in connection with our dispositions of discontinued operations;

•	the availability, capabilities and performance of suppliers of basic materials, electronic components and sophisticated subsystems on which we must rely in order to perform according to contract requirements, or to introduce new products on the desired schedule;

•	uncertainties associated with U.S. export controls and the export license process, which restrict our ability to hold technical discussions with customers, suppliers and internal engineering resources and can reduce our ability to obtain sales from customers outside the U.S. or to perform contracts with the desired level of efficiency or profitability; and

•	our ability to maintain compliance with the requirements of the Federal Aviation Administration and the Federal Communications Commission, and with other government regulations affecting our products and their production, service and functioning.
Further information concerning relevant factors and risks are identified under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2009.

For further information please contact:	Gary B. Shell Chief Financial Officer (770) 729-6512
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